Exhibit 99.1

Spherix Announces Changes to Board of Directors

Company Continues to Lower Costs and Streamline Operations

New York, NY, October 31, 2016 /PRNewswire/ Spherix Incorporated (Nasdaq: SPEX) an intellectual property development company committed to the fostering of technology and monetization of intellectual property, today announced that two of the Company’s Directors, Jeffrey Ballabon and Howard E. Goldberg, have stepped down from the Spherix Board, effective immediately. Both Mr. Ballabon and Mr. Goldberg resigned amicably and expressed no disagreements on any of the Company’s principles or practices.

Anthony Hayes, Chief Executive Officer of Spherix, stated, “Spherix would like to thank Jeff and Howard for their service and contributions as Board members. We wish Jeff and Howard the best of luck and success in their future endeavors. The reduction in the size of our Board will reduce costs and streamline our operations to increase shareholder value. The Board of our Company is now appropriately sized to match our current needs. With costs declining, multiple monetization streams in place and more than $7 million in unencumbered cash, we remain committed to delivering meaningful value to our shareholders.”

About Spherix

Spherix Incorporated was launched in 1967 as a scientific research company. Spherix is committed to advancing innovation by active participation in the patent market. Spherix draws on portfolios of pioneering technology patents to partner with and support product innovation.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the Securities and Exchange Commission (the “SEC”), not limited to Risk Factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investor Relations:	Hayden IR
Brett Mass, Managing Partner
Phone: (646) 536-7331
Email: brett@haydenir.com
www.haydenir.com

Spherix:	Phone: (703) 992-9325
Email: info@spherix.com
www.spherix.com